                                   EXHIBIT 99

                               DISTRIBUTION REPORT
                                       FOR

         Corporate Asset Backed Corporation

                                DISTRIBUTION DATE
                                NOVEMBER 1, 2002
                             CUSIP NUMBER 126794205

         (i) the amounts received by the Trustee as of the last such statement in respect of principal, interest and premium on the 7.70% CABCO (AOL Time Warner, Inc). Debentures (the "Underlying Securities"):

Interest:                $2,170,972.22
Principal:                        0.00
Premium:                          0.00

         (ii) the amounts of compensation received by the Trustee, for the period relating to such Distribution Date:

Paid by the Trust:               $0.00
Paid by the Depositor:           $0.00

         (iii) the amount of distribution on such Distribution Date to Holders allocable to principal of and premium, if any, and interest on the Certificates of each such Class and the amount of aggregate unpaid interest accrued as of such Distribution
                  Date:

Class A:
   Interest:                        $2,170,922.22
   Principal:                       $        0.00

   Unpaid Interest Accrued:         $        0.00

         (iv) the aggregate stated principal amount and, if applicable, notional amount of the Underlying Securities related to such Series, the current interest rate or rates thereon at the close of business on such Distribution Date, and the current rating assigned to the Certificates.

Principal Amount:                               $50,000,000
Interest Rate:                                         7.70%
Rating:
        Moody's Investor Service                        Baa1
        Standard & Poor's Rating Service                BBB+

         (v) the aggregate Certificate Principal Balance (or Notional Amount, if applicable) of each Class of such Series at the close of business on such Distribution Date.

                                    Class A: ($25 Stated Amount)

Initial Principal Balance:     $2,000,000
Reduction:                             (0)
                               ----------
Principal Balance 11/01/02:    $2,000,000